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                                                                 EXHIBIT 23(b)



                 CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


          We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Pre-Effective No. 1 to the Registration Statement on Form S-1 for certain group modified guaranteed annuity contracts and certificates to be issued by American Foundation Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        SUTHERLAND, ASBILL & BRENNAN LLP


Washington, D.C.
April 16, 1998